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Exhibit 5.1

CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN A PARTNERSHIP OF PROFESSIONAL CORPORATIONS Attorneys at Law 1200 SMITH STREET, SUITE 1400 HOUSTON, TEXAS 77002-4496
(713) 658-1818 (800) 342-5829	HOUSTON
(713) 658-2553 (FAX)	ATLANTA
chwwm@chamberlainlaw.com

February 1, 2007

Geokinetics Inc.
One Riverway, Suite 2100
Houston, Texas 77056

    Re:
    Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Geokinetics Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the Company of up to 2,300,000 shares (the "Shares") of the Company's Common Stock, $.01 par value ("Common Stock"), including the underwriter's right to purchase shares to cover over-allotments, if any.

        In connection with the preparation and filing of the Registration Statement, we have reviewed the Certificate of Incorporation, as amended to date, the Amended and Restated Bylaws of the Company and such other documents and matters as we have deemed necessary in rendering the opinion contained herein. We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

        Subject to the foregoing, it is our opinion that the Shares, when issued and paid for in the manner contemplated in the Registration Statement and the prospectus contained within the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all pre-effective amendments, and to the reference to our firm under the heading "Legal Matters" in the prospectus contained within the Registration Statement.

                      Very truly yours,

                      CHAMBERLAIN, HRDLICKA, WHITE,
                      WILLIAMS & MARTIN

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  Exhibit 5.1